                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (Amendment No. )


Filed by the Registrant [ X ]

Filed by a party other than the Registrant [  ]

Check the appropriate box:

[  ]  Preliminary Proxy Statement

[  ]  Confidential for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[  ]  Definitive Additional Materials

[  ]  Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12


                                BURKE MILLS, INC.
                                -----------------
                (Name of Registrant as Specified In Its Charter)

                                            N/A
            (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1)  Title of each class of securities to which transaction applies:

                                            N/A

         2)  Aggregate number of securities to which transaction applies:

                                            N/A

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                                            N/A

         4)  Proposed maximum aggregate value of transaction:

                                            N/A

         5)  Total fee paid:

                                            N/A

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

         1)  Amount Previously Paid:

                                            N/A

         2)  Form, Schedule or Registration Statement No.:

                                            N/A

         3)  Filing Party:

                                            N/A

         4)  Date Filed:

                                            N/A

-------------------------------------------------------------------------------


                                BURKE MILLS, INC.


               NOTICE OF SUBSTITUTE ANNUAL MEETING OF SHAREHOLDERS

                                      2001

-------------------------------------------------------------------------------



         The 2001 substitute annual meeting of the shareholders of Burke Mills, Inc. ("the Company") will be held at the executive offices of the Company, 191 Sterling Street N.W., Valdese, North Carolina, at 2:00 P.M. on Tuesday, May 29, 2001, for the following purposes:


         (1) To elect seven directors to serve until the next annual meeting of the shareholders and until their successors shall be elected and shall qualify.

         (2) To transact such other business as may properly come before the meeting or any adjournments thereof.


         The close of business on April 19, 2001 has been fixed as the record date for the determination of the shareholders entitled to notice of and to vote at said meeting.

         Management hopes all shareholders can attend this meeting. Whether or not you expect to be present, you are requested to date and sign the enclosed proxy and return it promptly in the enclosed envelope. The proxy will be returned to any shareholder who attends the meeting and requests such return.



                                           By order of the Board of Directors
                                           Pender R. McElroy
                                           Secretary of Burke Mills, Inc.

April 23, 2001

-------------------------------------------------------------------------------



                                 PROXY STATEMENT

-------------------------------------------------------------------------------





                        Substitute Annual Meeting of the
                        Shareholders of Burke Mills, Inc.
                               to be held May 29, 2001
                        ---------------------------------


SOLICITATION AND REVOCATION OF APPOINTMENT OF PROXY
---------------------------------------------------

         The enclosed appointment of proxy is solicited by the Board of Directors of Burke Mills, Inc. ("the Company"). It is revocable upon receipt of written notice of revocation by the Secretary of the Company at any time before it is exercised. If the enclosed appointment of proxy is signed and returned, the shares covered by the appointment will be voted at the meeting (and all adjourned sessions).

         The cost of soliciting appointments of proxy will be borne by the Company, and such costs are not expected to exceed an amount normally expended for a solicitation for an election of directors in the absence of a contest and costs represented by salaries and wages of regular employees and officers, who will carry out any solicitations to be made, which amount is not expected to exceed $5,000.00.

         The mailing address of the principal executive offices of the Company is:

                                Burke Mills, Inc.
                               Post Office Box 190
                          Valdese, North Carolina 28690

         The approximate date on which the proxy statements and proxy cards are first sent or given to shareholders is April 25, 2001.


VOTING RIGHTS
-------------

         The holders of stock of the Company on April 19, 2001 are the only shareholders entitled to notice of and to vote at the substitute annual meeting of shareholders on May 29, 2001 and at any adjournments thereof. On April 19, 2001 (the record date) there were 2,741,168 shares of stock outstanding and entitled to vote. Each share of stock is entitled to one vote.

VOTING PROCEDURES
-----------------

         If a majority of the shares of the Company issued and outstanding are present at the meeting in person or by proxy, a quorum will exist.

         Each shareholder entitled to vote shall have the right to cast one vote per share outstanding in the name of such shareholder (a) on the motion before the body or (b) as to election of directors, for each nominee for each directorship to be filled. For a motion to pass, the votes cast in favor of the motion must exceed the votes cast against the motion. Directors are elected by a plurality of the votes cast; the nominees with the largest number of votes will be elected up to the maximum number of directors to be elected (which is seven).

         Votes by proxy will be tabulated by First Union National Bank, the stock transfer agent for the Company. The votes by proxy will be cast at the meeting by the proxy holders. Any shareholder may vote in person at the meeting if no appointment of proxy has been made or if the appointment is revoked. Votes will be tabulated by the secretary of the Company.

         Under North Carolina law and under the articles of incorporation and bylaws of the Company, abstentions and broker non-votes have no effect since a majority of the votes cast will carry a motion and directors are elected by a plurality of the votes cast.


SUBSTANTIAL SHAREHOLDERS
------------------------

         As of March 28, 2001 the following persons are the only persons known to the Company to be the beneficial owners of more than five percent of the common stock of the Company (the only voting securities of the Company):

Title of              Name and Address of                   Amount and Nature of            Percent
Class                 Beneficial Owner                    Beneficial Ownership              of Class
----                  -------------------                 ----------------------            ---------

Common                Naseus, Inc.                              1,443,329 shares                 52.7%
Stock                 Flat 72, Building 383                        (Direct)
                      Road 1912
                      Manama Town 319, Bahrain

Common                Humayun N. Shaikh                          1,443,329 shares                52.7%
Stock                 Nafees Cotton Mills, Ltd.                    (Indirect)
                      Ismail Aiwan-i-Science
                      Shahrah-i-Jalaluddin Roomi
                      Lahore - 54600, Pakistan




Title of              Name and Address of                   Amount and Nature of                Percent
Class                 Beneficial Owner                      Beneficial Ownership                 of Class
-----                 -------------------                   --------------------                ---------

Common                Hickory Industries, Inc.                  270,000 shares                   9.85%
Stock                 Box 429                                      (Direct)
                      Hickory, NC 28603

Common                Robert E. Bell, Jr.                       270,000 shares                   9.85%
Stock                 Hickory Industries, Inc.                     (Indirect)
                      Box 429
                      Hickory, NC 28603

         The shares  beneficially  owned by Humayun N. Shaikh are shares owned of record by Naseus,  Inc.  Naseus,  Inc., a
Panamanian corporation,  holds 1,443,329 shares of the Company's  stock.  Naseus,  Inc. is a holding company for business interests and does not conduct any active operations.  Mr. Humayun Shaikh is the owner of all the stock of Naseus, Inc.

         Robert E. Bell, Jr. is the president,  director and majority  shareholder of Hickory  Industries,  Inc.  Hickory
Industries, Inc. directly owns of record 270,000 shares of the stock of the Company.

         The Company is informed and believes that as of March 28, 2001 Cede &
Co. held 1,092,000 shares of the Company (39.8%) as nominee for Depository Trust
Company, 55 Water Street, New York, New York 10004, that Cede & Co. and
Depository Trust Company both disclaim any beneficial ownership thereof, and that such shares are held for the account of numerous other persons, no one of whom is believed to beneficially own five percent or more of the common stock of the Company, except for the stock owned by Hickory Industries, Inc.


ELECTION OF DIRECTORS
---------------------

         Seven directors are to be elected at the substitute annual meeting of shareholders to be held on May 29, 2001. Directors are to be elected to serve until the next annual meeting of shareholders and until their successors shall be elected and shall qualify.

         The enclosed proxy will be voted in favor of the election of the following nominees as directors:
                                                                       Amount (Shares)
                                                                        and Nature of
           Name                             Principal                      Beneficial            Percent
(Age)(Year lst Elected)                    Occupation                     Ownership              of Class
----------------------                     ----------                   -------------            --------

    Humayun N. Shaikh                      Chairman of                      1,443,329              52.07%
    (58)      (1978)                       the Company                    (Direct and Indirect)

   Thomas I. Nail                         President of                          7,000               0.26%
    (53)      (2000)                       the Company                        (Direct)

    William T. Dunn                        Retired                              7,000               0.26%
    (67)      (1996)                                                          (Direct)

    Robert P. Huntley                      Chairman,                          120,000               4.04%
    (63)      (1993)                       Secretary                          (Direct)
                                           and Treasurer,
                                           Timberidge Lumber Co.
                                           Hickory, NC

    Robert T. King                         Retired                                  0                0.0%
    (74)

    Richard F. Byers                       Executive Vice                       6,000               0.22%
    (62)                                   President of the Company

    Aehsun Shaikh                          Director,                                   0            0.00%
    (28)      (1999)                       Nafees Cotton Mills, Ltd. and
                                           Legler- Nafees Denim Mills, Ltd.
                                                        Lahore, Pakistan



         All nominees except for Mr. King and Mr. Byers are incumbents.

         "Direct" ownership means ownership as record owner. "Indirect" ownership means beneficial ownership other than as record owner.

         Mr.  Humayun  Shaikh  serves as a director of Nafees  Cotton  Mills,  Ltd  (engaged in  synthetic  yarn  spinning) of
Lahore, Pakistan,  and has so served for more than the past five years.  Until 1994 he was a director of Colony Textile Mills, Ltd.
(engaged in spinning  and weaving of yarn and dyeing and  printing of fabric) and of National  Security  Insurance  Co.,  Ltd.
(engaged in the writing of  property  and  casualty  insurance)  both of Lahore,  Pakistan,  and so served for more than the five years prior to 1994. Mr. Shaikh  devotes  approximately  75% of his time to the  management  of the Company.  Mr. Shaikh served as
President of the Company from January 1981 until May 1992, when he became Chairman.

         Mr. Nail was  appointed  on May 15, 2000 and now serves as President  and Chief  Operating  Officer of the Company. Prior
to that time,  Mr. Nail was Vice  President-Finance  of the Company,  having  assumed that office a second time in June 1997.  From
March 1994 to June  1997,  Mr.  Nail was Chief  Financial  Officer,  Secretary  and  Treasurer  of Alba  Waldensian,  Inc., Valdese,
NC, a manufacturer  of  women's  intimate   apparel  and  health   products.   From  September  1987  to  March  1994,  Mr.  Nail
was  Vice President-Finance of the Company. Prior to 1987, Mr. Nail held accounting and controller positions with several companies.

         Mr.  Huntley was Executive Vice  President of Newton  Transportation  Company,  Inc.,  Lenoir,  NC, from 1986 until March
31, 1996.  Newton  Transportation  Company,  Inc. is a long haul new  furniture  carrier.  Mr. Huntley  serves as Chairman,
Secretary and Treasurer  of  Timberidge  Lumber  Company,  Inc.,  a supplier of hardwood  lumber to the  furniture  industry.  He also has  business interests in other areas including real estate,  fabric and furniture.  Mr. Huntley is licensed as a certified public accountant.  Mr. Huntley is a member of the board of  directors of Catawba  Valley  Bancshares,  Inc.,  the holding  company of Catawba  Valley Bank of Hickory,  NC.  Catawba  Valley  Bancshares,  Inc. is a public  company,  having  securities  registered pursuant to Section 12 of the Securities Exchange Act of 1934.

         Mr. Dunn is retired.  From 1978 to 1986 Mr. Dunn was  Executive  Vice  President and a member of the Board of Directors of
E. F. Hutton and  Company,  having  responsibility  for trading,  marketing,  research and  syndication  of all fixed income products to institutional  clients.  From 1986 to 1991 Mr.  Dunn was Senior  Managing  Director  with Bear  Stearns and  Company.
From 1991 until January 1995 Mr. Dunn was Managing  Director of  PaineWebber,  Inc. In these latter two  positions,  Mr. Dunn had responsibility  for trading, marketing, research and syndication of fixed income products to institutional clients in the international market.
         Mr. King is retired.  From 1952 to 1969 Mr. King was  President and part owner of Collins Yarn  Processing,  Inc. in
Hickory, NC, a dye house.  From 1969 to 1985,  Mr. King was manager of the dye house  division of the yarn  division of Collins
& Aikman,  Inc. in Hickory,  NC. Mr.  King  serves as a member of the board of  directors  and vice chair of the board of Catawba
County  Bancshares, Inc., a holding company of Catawba Valley Bank  headquartered  in Hickory,  NC. Catawba Valley  Bancshares,
Inc. is a public company, having a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934.

         Mr.  Byers is Executive  Vice  President of the Company,  having been  appointed to that  position on May 15, 2000.  Prior to then Mr. Byers was Vice  President-Sales  of the Company,  having assumed that office in December 1978. Mr. Byers served as production control manager of the Company from 1968 to December 1978.

         Mr. Aehsun Shaikh is a director (a management  position) of Nafees Cotton Mills,  Ltd. since 1993 and of Legler-Nafees
Denim Mills, Ltd. since 1999.  Mr. Shaikh is the son of Humayun Shaikh, Chairman of the Board of the Company.

         The Board of Directors of the Company met twice during the fiscal year ended  December 30,  2000.  Mr.  Humayun  Shaikh,
Mr. Huntley and Mr. Dunn attended both meetings.  Mr. Aehsun Shaikh attended  neither  meeting.  Mr. Nail, who was elected to the
Board on July 10, 2000, attended the meeting which occurred after his election to the Board.

BOARD COMMITTEES
----------------

         The Board of Directors of the Company has two standing committees - Audit and Compensation. The Board has no nominating committee. Mr. Huntley and Mr. Dunn serve on the Audit Committee and the Compensation Committee. These committees met once during the last fiscal year. Both members attended both meetings. The duties of the Audit Committee are to review the work of the Company's auditors and to confer with the auditors on matters concerning the annual audit. The duties of the Compensation Committee are to review, and advise the board on, the compensation of the Chairman and Chief Executive Officer of the Company and the other executive officers of the Company.

         The Audit Committee has reviewed and discussed with management the audited financial statements of the Company for the fiscal year ended December 30, 2000.

         The Audit Committee has discussed with the independent auditors of the Company the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AV380), as may be modified or supplemented.

         The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent accountant the independent accountant's independence.

         The Audit Committee has discussed with the independent auditors of the Company the three quarterly reports to the Securities and Exchange Commission on Form 10-Q for the last fiscal year prior to the filing of these reports.

         Based on the review and discussions specified above, the Audit Committee recommended to the Board of Directors of the Company that the audited financial statements be included in the Company's annual report on Form 10-K for the fiscal year ended December 30, 2000.

                                            Robert P. Huntley
                                            William T. Dunn
                                            Members-Audit Committee

         The Board of Directors of the Company has adopted a written charter for the Audit Committee, a copy of which is attached hereto.

         Management believes that the members of the Audit Committee of the Company are independent as defined by Rule 4200(a)(15) of the National Association of Securities' Dealers listing standards.

STOCK OWNED BY OFFICERS
-----------------------

         As of March 28, 2001, the common stock of the Company (the only class of equity securities of the Company) beneficially owned by the chief executive officer, Humayun N. Shaikh, by the four most highly compensated executive officers other than Mr. Shaikh, and by all officers and director nominees as a group is as follows:


                                               Amount (Shares)
                                                  and Nature of                             Percent
Name/Group                                     Beneficial Ownership                          of Class
---------                                      --------------------                         ---------

Humayun N. Shaikh                                    1,443,329                                52.07%
Chairman and CEO                                      Indirect


Thomas I. Nail                                           7,000                                 0.26%
President and COO                                       Direct

Richard F. Byers                                         6,000                                 0.22%
Executive Vice President                                Direct

William E. Singleton                                         0                                  ----
Vice President-Manufacturing

Michael B. Smith                                           100                                  ----
Assistant Secretary                                     Direct

All officers and director                            1,583,329                                57.08%
nominees as a group                                (Direct and
(9 persons)                                          Indirect)

EXECUTIVE OFFICERS OF THE COMPANY
---------------------------------

         All executive officers of the Company are serving until the next annual meeting of directors and until their successors have been duly elected and qualified. The current officers of the Company, in addition to Humayun N. Shaikh, Thomas I. Nail and Richard F. Byers, are as follows:

         William E. Singleton (age 51) is Vice President-Manufacturing of the Company. Mr. Singleton began employment with the Company on June 20, 2000 as Vice President-Manufacturing. Prior to that time, Mr. Singleton was a superintendent with Grover Industries, Inc. in Grover, NC (a yarn manufacturer and dyer) for three years, a general manager with Doran Textiles, Inc. in Shelby, NC (a manufacturer of yarn, a weaver and a yarn dyer) for three years. Prior to that time, Mr. Singleton was a superintendent of dyeing at J. P. Stevens Co. in Greenville, South Carolina, and a technical manager with M. Lowenstein and Co. in Lyman, South Carolina.

         Pender R. McElroy (age 60) is Secretary of the Company, having assumed that office in April 1981. Mr. McElroy is a member of the law firm of James, McElroy & Diehl, P.A., Charlotte, NC, legal counsel for the Company.

         Michael B. Smith (age 44) is Assistant Secretary of the Company, having assumed that office in May 1985. Mr. Smith has been employed by the Company as a cost accountant since 1978.


COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
------------------------------------------------

         All plan and non-plan compensation awarded to, earned by, or paid to the chief executive officer, Humayun N. Shaikh, Thomas I. Nail and Richard F. Byers for the past three fiscal years is shown in the following table:

                           SUMMARY COMPENSATION TABLE
                           --------------------------

                               Annual Compensation
                               -------------------

                                                                               Other Annual          All Other
          Name and                            Salary          Bonus            Compensation        Compensation
     Principal Position          Year           ($)            ($)                  ($)                 ($)
---------------------------------------------------------------------------------------------------------------

Humayun N. Shaikh                1998        $210,000           0                  $450                  0
Chairman and CEO                 1999        $210,000           0                  $354                  0
                                 2000        $210,000           0                  $258                  0


Thomas I. Nail                   1998        $103,000           0                  $933                  0
President and COO                1999        $103,000           0                  $894                  0
                                 2000        $131,919           0                  $783                  0


Richard F. Byers                 1998        $ 94,885           0                  $666                  0
Executive Vice President         1999        $ 95,000           0                  $564                  0
                                 2000        $101,146           0                  $600                  0
>

         There is no executive officer of the Company whose total annual salary and bonus exceeded $100,000 for the last completed fiscal year, except for Humayun N. Shaikh, Thomas I. Nail and Richard F. Byers.

         The category of Other Annual Compensation for Mr. Shaikh, Mr. Nail and Mr. Byers represents the annual premium on group life insurance for each of them on the amount in excess of $50,000 of coverage and the nonbusiness portion of use of a company owned automobile.

         The Company has no long-term compensation arrangements with its executive officers.

         Directors who are employed by the Company are not compensated for services as directors. Directors not employed by the Company receive $500 for each Board meeting or committee meeting attended. Mr. Humayun Shaikh receives reimbursement for actual travel expenses incurred while traveling for the Company.

         Robert P. Huntley and William T. Dunn served as members of the Compensation Committee of the Board during 2000. Neither was or is an officer or employee of the Company.

         The policy of the Board of Directors for compensation of the Chief Executive Officer and the other executive officers has been and is to compensate those officers at a level as close to what the Board believes is competitive in the industry for companies of comparable size and geographic location (the piedmont area of North and South Carolina).

                                               Robert P. Huntley
                                               William T. Dunn
                                               Members - Compensation Committee



TRANSACTIONS WITH RELATED PARTIES
---------------------------------

         The Company pays Nafees Cotton Mills, Ltd. (Nafees) $24,000 annually toward the expense of maintaining and operating an office for the Company in Pakistan. The Company purchases yarn from Nafees. Such yarn purchases totaled $739,000 in 2000. From December 31, 2000 to March 31, 2001, the Company has not purchased yarn from Nafees. As of March 31, 2001, it is not known whether the Company will purchase additional yarn from Nafees, although such purchases could reasonably be anticipated. Mr. Humayun N.
Shaikh and Mr. Aehsun Shaikh are directors of Nafees Cotton Mills, Ltd., and Mr. Humayun N. Shaikh and his family control a majority of the stock of Nafees.



COMPARATIVE SHAREHOLDER RETURN
------------------------------

         The graph which follows compares the yearly percentage change in the Company's cumulative shareholder return on its common stock with the cumulative total return of (a) all United States companies traded on the NASDAQ stock market and (b) 26 companies traded on the NASDAQ stock market which carry NASDAQ Standard Industrial Classification (SIC) Code 22, being companies producing textile mill products (which is an index published by the Center for Research in Security Prices of the University of Chicago Graduate School of Business, Chicago, Illinois.) A list of the 26 companies will be provided to any shareholder upon written request.

[Explanation of graph for purposes of electronic filing with the Securities and Exchange Commission. Original graph not filed electronically.]

         The performance graph shows dollar figures from $0 through $500 along the left side of the graph. Along the base of the graph, the starting point is December 29, 1995, and the graph is divided into five main segments, each representing the years from 1996 through 2000, and each of the five segments is divided into 12 sections representing the twelve months of the year. There are four lines on the graph:

(1) One line is a level undeviated line over the five-year period which begins and ends at the $100 level.

(2) There is a solid line showing the total returns index for Burke Mills, Inc.

(3) A broken line showing the total returns index for all the U.S. companies on the NASDAQ stock market.

(4) Another broken line showing the total returns index for 26 NASDAQ stocks carrying the NASDAQ standard industrial classification code 22.

The legend on the graph indicates as follows:

                                     Legend

CRSP Total Returns
Index for:                       12/27/96         1/2/98         12/31/98        12/31/99       12/29/00
-------------------------        --------         ------         --------        --------       --------

Burke Mills, Inc.                      100.0           93.0            88.0            57.5           14.0
NASDAQ Stock Market (U.S.
Companies)                             123.2          151.7           212.5           394.8          237.4
NASDAQ Stocks
(SIC 2200-2299 U.S.
Companies)
Textile mill products                  134.3          194.2           179.8           161.6          190.0

Notes:
A.       The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B.       The indexes are reweighted daily, using the market capitalization on the previous trading day.
C.       If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
D.       The index level for all series was set to $100.00 on 12/27/96.
E.       Each date  represents  the last  trading  day  closest to the end of the fiscal  year of the  company
        (the  Saturday  nearest December 31).


STOCK OPTIONS
-------------

         No officer or director of the Company was granted, exercised or realized any stock appreciation rights, options, or warrants during the fiscal year ended December 30, 2000.


DISCRETIONARY AUTHORITY
-----------------------

         The proxy being solicited confers, and the holders of each proxy shall have, discretionary authority to vote with respect to any of the following matters:

         (1) Matters which the persons making the solicitation do not know, a reasonable time before the solicitation, are to be presented at the meeting.

         (2) Approval of the minutes of the prior meeting but such approval shall not amount to ratification of the action taken at that prior meeting.

         (3) The election of any person to any office for which a bona fide nominee is named in the proxy statement and such nominee is unable to serve or for good cause will not serve.

         (4) Any proposal omitted from the proxy statement and form of proxy pursuant to Rule 14a-8 or Rule 14a-9 of the Rules of the Securities and Exchange Commission.

         (5) Matters incident to the conduct of the meeting.


RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
------------------------------------------------

         It has been the custom of the Company for the Board of Directors to select the independent public accounting firm for the Company each year at its annual meeting following the annual meeting of shareholders. Therefore, no accounting firm is being recommended to or selected at this annual meeting of shareholders. Cole, Samsel & Bernstein LLC, New York, New York, and Lodi, New Jersey, is the independent public accounting firm for the Company. Cole, Samsel & Bernstein LLC was the independent public accounting firm for the Company for the fiscal year ended December 30, 2000. It is expected that a representative from Cole, Samsel & Bernstein LLC will be present at the substitute annual shareholders meeting. That representative will have the opportunity to make a statement if he desires to do so and is expected to be available to respond to appropriate questions.


AUDIT FEES
----------

         The aggregate fees billed by Cole, Samsel & Bernstein, LLC for professional services rendered for the audit of the Company's annual financial statements for the most recent fiscal year and the reviews of the financial statements included in the Company's quarterly reports to the Securities and Exchange Commission on Form 10-Q for the most recent fiscal year are $61,500.00.


FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES
------------------------------------------------------------

         Cole, Samsel & Bernstein, LLC did not bill any fees for professional services, and no professional services have been rendered, during the most recent fiscal year for operating or supervising the operation of the Company's information system, managing the Company's local area network, designing or implementing a hardware or software system aggregating source data underlying the financial system or generating information that is significant to the Company's financial statements taken as a whole.


ALL OTHER FEES
--------------

         During the most recent fiscal year of the Company, Cole, Samsel & Bernstein, LLC has billed no fee for services other than the fees specified under the section above entitled "Audit Fees."


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
-------------------------------------------------------

         To the knowledge of the Company, all directors, officers and beneficial owners of more than ten percent of the common stock of the Company and other persons required to so file did file on a timely basis the reports required by
Section 16(a) of the Securities Exchange Act of 1934.


PROPOSALS OF SHAREHOLDERS
-------------------------

         Any proposals of shareholders intended to be presented at the 2002 annual meeting of the shareholders, now scheduled for May 21, 2002, must be received by the Company for inclusion in the Company's proxy statement and form of proxy relating to that meeting not later than December 31, 2001. Any such proposal must be received at the principal executive offices of the Company.


FORM 10-K
---------

         THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF
THE COMPANY'S ANNUAL REPORT ON FORM 1O-K, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, FILED WITH THE SECURITIES
AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED DECEMBER 30, 2000. SUCH REQUEST SHOULD BE DIRECTED TO THOMAS I. NAIL, BURKE
MILLS, INC., P. O. BOX 190, VALDESE, NORTH CAROLINA  28690.

            [Specimen of proxy card for purposes of electronic filing
                  with the Securities and Exchange Commission]

                                BURKE MILLS, INC.

                              APPOINTMENT OF PROXY

             Substitute Annual Meeting of Shareholders, May 29, 2001

         The undersigned shareholder hereby appoints Humayun N. Shaikh, Chairman of the Board of the Company, Thomas I. Nail, President of the Company, and Richard F. Byers, Executive Vice President of the Company, with full power of substitution, the lawful attorneys, agents and proxies of the undersigned to vote all shares of Burke Mills, Inc. held by the undersigned, cumulatively or not cumulatively, with respect to the election of directors, at the Substitute Annual Meeting of its shareholders to be held at 2:00 P.M. on May 29, 2001, at the executive offices of the Company in Valdese, North Carolina, and all adjourned sessions thereof, with all the powers the undersigned would possess if personally present at such meeting, and upon the following matters:

         1. The election of the following persons who will be nominated to serve as directors:

                  Humayun N. Shaikh         William T. Dunn    Richard F. Byers
                  Thomas I. Nail            Robert T. King       Aehsun Shaikh
                  Robert P. Huntley

         INSTRUCTIONS: You May Withhold Authority To Vote For Any Nominee By Lining Through Or Otherwise Striking Out The Name Of Any Nominee. If You Execute This Proxy In Such A Manner As Not To Withhold Authority To Vote For The Election Of Any Nominee, This Proxy Shall Be Deemed To Grant Such Authority.

         2. Such other business and matters as may be brought before the meeting or any adjournments thereof, including any matters which are not known or anticipated a reasonable time before the solicitation.

         The shares represented by this proxy will be voted as directed by the shareholder. If the person solicited specifies that authority to vote for a nominee for director be withheld, the shares will be voted in accordance with such specification. If no direction is given, the shares will be voted FOR all nominees for director. To be voted, the proxy must be received prior to the meeting.

         This Appointment of Proxy Confers Upon the Holders Discretionary Authority To Vote On The Matters Specified In The Proxy Statement Under The Heading "Discretionary Authority."

         This Appointment of Proxy is Solicited By The Board of Directors Of The Company.

                           Dated:                           , 2001
                           --------------------------------------
                           Signature of Shareholder

                           (Please Sign exactly as name appears on this proxy. Executors, Trustees, etc. should give full title).

                                     CHARTER
                             OF THE AUDIT COMMITTEE
                              OF BURKE MILLS, INC.


ORGANIZATION

This charter governs the operations of the Audit Committee of the Board of Directors ("the Board") of Burke Mills, Inc. ("the Company"). The committee shall review and reassess the charter at least annually and obtain approval of the Board for any changes. The committee shall be appointed by the Board and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate, and at least one member shall have accounting or related financial management expertise.


STATEMENT OF POLICY

The Audit Committee shall provide assistance to the Board in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal auditors and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.


RESPONSIBILITIES AND PROCESSES

The primary responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of their activities to the Board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate approach to quality financial reporting, sound business risk practices and ethical behavior.

The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Audit Committee, as representatives of the Company's shareholders. The committee shall have authority and responsibility to evaluate and, where appropriate, recommend to the Board replacement of the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board of the AICPA. Annually, the committee shall review and recommend to the Board the selection of the Company's independent auditors.

The committee shall discuss with management and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examinations.

The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report to the Securities and Exchange Commission on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report to the Securities and Exchange Commission on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

The committee shall keep the Board informed of all material and significant issues being considered and decided by the committee including, without limitation, any issues related to the annual audit, the independent auditors, the annual report, all reports to the Securities and Exchange Commission and all issues and matters related to the financial and accounting operations and systems of the Company.


                           Approved and adopted by the
                           Audit Committee of Burke Mills, Inc.
                           effective June 14, 2000


                               s/ Robert P. Huntley
                              --------------------------------------------
                           Robert P. Huntley
                           Member, Audit Committee


                               s/ William T. Dunn
                                   --------------------------------------------
                            William T. Dunn
                            Member, Audit Committee

Telephone (828) 874-6341                                    Fax (828) 879-7184

                            FRANK GADDY YARN DIVISION
               POST OFFICE BOX 190, VALDESE, NORTH CAROLINA 28690
-------------------------------------------------------------------------------

                               THE YEAR IN REVIEW

During fiscal year 2000, sales for Burke Mills, Inc. were $39.5 million compared to $42.8 million in 1999. Burke experienced a loss in 2000 of $850,000 or ($.31) per share compared to a loss of $202,000 or ($.07) in 1999. Although the Company experienced a loss for the year, its balance sheet actually improved.

In 2000, Burke Mills experienced increased costs for polyester yarns, its major raw material, and natural gas. Price increases for polyester yarns, which began in the second half of 1999, continued through the first quarter of 2000. Natural gas costs increased approximately 64%. Because Burke supplies a very competitive market, very little of the cost increases could be passed on in its sale prices.

During the second quarter as the textile economy weakened, Burke began to experience a decline in orders that continued through the fourth quarter. The weakened economy has also caused very competitive pricing, as companies competed for less available business.

Burke made major management changes in May, replacing its President and Vice President of Manufacturing. During the next six months, management and staff adjustments were made to improve Burke's technical abilities and sewing thread marketing.

During the second half of 2000 Burke worked diligently to reduce costs as orders declined. Payroll was reduced 15% compared to 1999 with most of the reductions occurring in the last half of the year.

As Burke worked to reduce costs, there were major costs associated with the changes made in personnel and the declining economy. These cost aggregated approximately $865,000 for severance, bad debts, recruiting fees, and inventory markdowns.

Outlook

Burke sees 2001 as a challenging year. The markets that Burke serves are expected to remain weak through at least the first half of 2001. Although the market will be weak, some major suppliers of polyester fibers have announced price increases beginning in the first quarter of 2001.

With a weak market and increasing raw material prices, the challenge to Burke is to become as efficient and cost competitive as possible.



HUMAYUN N. SHAIKH
CHAIRMAN & CEO


                                BURKE MILLS, INC.
                                 Corporate Data

Directors___________________________________________
Humayun N. Shaikh                         Robert P. Huntley                           Aehsun Shaikh
Chairman and CEO                          Chairman                                    Textile Executive
of the Company                            Timber Ridge Lumber Co.                     Mr. Shaikh is Director of
                                          A supplier of hardwood lumber               Nafees Cotton Mills, Ltd.,
                                          to the furniture industry.                  and Legler-Nafees
                                                                                      Denim Mills, Ltd.

Thomas I. Nail                            William T. Dunn
President and COO                         Retired
of the Company                            Mr. Dunn was an executive
                                          with Bear Stearns and Paine
                                          Webber companies.

Officers__________________________________________________
Humayun N. Shaikh                         Bill Singleton                              Michael B. Smith
Chairman and CEO                          Vice President -                            Assistant Secretary
                                          Manufacturing
Thomas I. Nail
President and COO                         Pender R. McElroy
                                          Secretary
Richard F. Byers                          James, McElroy & Diehl
Executive Vice President                  Attorneys At Law
--------------------------------------------------------
SEC Form 10-K                             Listing of Securities                       Registrar/Transfer Agent
A copy of Burke Mills                     OTC Bulletin Board                          First Union National Bank of  N.C.
Form 10-K filed with the                  System Symbol:  BMLS                        Shareholders Service Group
Securities and Exchange                                                               1525 West W.T. Harris Blvd.
Commission for 2000                       Legal Counsel                               Charlotte, NC 28288-1153
is available without charge.              James, McElroy & Diehl                      (800) 829-8432
Please write or call the                  Attorneys at Law
Company at P.O. Box 190                   Charlotte, NC                               Offices
Valdese, NC 28690                                                                     Burke Mills, Inc.
(828) 874-6341                            Independent Auditors                        191 Sterling Street, N.W.
                                          Cole, Samsel & Bernstein LLC                P.O. Box 190
                                          Lodi, NJ                                    Valdese, NC 28690
                                                                                      (828) 874-6341

---------------------------------------------------------------------------------------------------------------